                                                                      EXHIBIT 11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS--UNAUDITED

    Hexcel reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for 1996, 1995 and 1994 were:

                                                                                    1996       1995        1994
                                                                                 ----------  ---------  ----------
PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
Income (loss) from continuing operations.......................................  $  (19,190) $   3,201  $  (28,080)
Loss from discontinued operations..............................................          --       (468)     (1,890)
                                                                                 ----------  ---------  ----------
Net income (loss)..............................................................  $  (19,190) $   2,733  $  (29,970)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Weighted average common shares outstanding.....................................      33,351     15,742       7,310
Weighted average common equivalent shares from stock options...................          --         --          --
                                                                                 ----------  ---------  ----------
Weighted average common shares and equivalent shares...........................      33,351     15,742       7,310
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Primary net income (loss) per share and equivalent share from (1):
  Continuing operations........................................................  $    (0.58) $    0.20  $    (3.84)
  Discontinued operations......................................................          --      (0.03)      (0.26)
                                                                                 ----------  ---------  ----------
Primary net income (loss) per share and equivalent share (1)...................  $    (0.58) $    0.17  $    (4.10)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
Income (loss) from continuing operations.......................................  $  (19,190) $   3,201  $  (28,080)
Loss from discontinued operations..............................................          --       (468)     (1,890)
                                                                                 ----------  ---------  ----------
Net income (loss)..............................................................     (19,190)     2,733     (29,970)
Debenture interest and issuance costs..........................................       5,334      1,184       1,204
                                                                                 ----------  ---------  ----------
Adjusted net income (loss).....................................................  $  (13,856) $   3,917  $  (28,766)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Weighted average common shares outstanding.....................................      33,351     15,742       7,310
Weighted average common equivalent shares
  Stock options................................................................       1,016         --          --
  7% convertible debentures, due 2011..........................................         834        834         804
  7% convertible debentures, due 2003..........................................       2,846         --          --
                                                                                 ----------  ---------  ----------
Weighted average common shares and equivalent shares...........................      38,047     16,576       8,114
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------
Fully diluted net income (loss) per share and equivalent share from (1):
  Continuing operations........................................................  $    (0.58) $    0.20  $    (3.84)
  Discontinued operations......................................................          --      (0.03)      (0.26)
                                                                                 ----------  ---------  ----------
Fully diluted net income (loss) per share and equivalent share (1).............  $    (0.58) $    0.17  $    (4.10)
                                                                                 ----------  ---------  ----------
                                                                                 ----------  ---------  ----------

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(1) For 1996, 1995 and 1994 the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.